ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held On
                                  May 26, 2000

To the Shareholders:

     The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Salt Lake City Marriott Hotel, 75 South West Temple, Salt Lake City, Utah 84101, on Friday, May 26, 2000, at 11:00 a.m. for the following purposes:

1. To elect four directors for the terms specified in the attached Proxy Statement (Proposal 1); and

2. To approve amendments to the Key Employee Incentive Stock Option Plan (Proposal 2).

     The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" proposals 1 and 2.

     A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1999, accompany this notice.

     IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying form of proxy in the enclosed envelope, which requires no postage.

     The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Dale M. Gibbons
Secretary

Salt Lake City, Utah
April 27, 2000

                                 PROXY STATEMENT

                              ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 26, 2000

                              VOTING AT THE MEETING

     Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

-    FOR the election of directors listed below; and

-    FOR the amendments to the Key Employee Incentive Stock Option Plan.

     You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy, or by voting in person at the meeting.

     The only shares that may be voted are the 85,695,210 shares of common stock outstanding at the close of business on April 12, 2000, the record date for the meeting. Each share is entitled to one vote.

     Shareholders may expressly abstain from voting on Proposal 2 regarding the amendments to the Key Employee Incentive Stock Option Plan. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected. On all other matters the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about April 27, 2000.

                      NOMINATION AND ELECTION OF DIRECTORS
                                  (Proposal 1)

     It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

     The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:

                                 Three-year Term
                                 ---------------
                                   R. D. Cash
                                Richard H. Madsen
                                Robert G. Sarver
                                Harris H. Simmons

The Board of Directors recommends that the Shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:


                                                                                               Present
                                                                                   Director      Term
Nominees                     Principal Occupation During Past Five Years            Since      Expires     Age
--------                     -------------------------------------------            -----      -------     ---
R.D. Cash(2)                 Chairman,  President and Chief  Executive  Officer     1989         2000       57
                             of Questar Corporation, Salt Lake City, Utah;
                             Member of the Board of Directors of Zions First
                             National Bank, Associated Electric and Gas
                             Insurance Services Limited; Director of Federal
                             Reserve Bank (Salt Lake City Branch) of San
                             Francisco, California.

Richard H. Madsen(1, 3)      Chairman,  President and Chief Executive  Officer,     1994         2000       61
                             ZCMI.

Robert G. Sarver(4)          Chairman   and   Chief   Executive    Officer   of     1994         2000       38
                             California  Bank  &  Trust;   Executive  Director,
                             Southwest    Value    Partners   and    Affiliates
                             1991-1999;   Director,  Meritage  Corporation  and
                             Skywest Airlines.

                                       2

Harris H. Simmons(2, 5)      President  and  Chief  Executive  Officer  of  the     1989         2000       45
                             Company;  Chairman of Zions First  National  Bank;
                             Director, Questar Corporation, and O.C. Tanner Co.


DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Jerry C. Atkin(3)            Chairman,  President and Chief Executive  Officer,     1993         2002       51
                             SkyWest  Airlines,  St.  George,  Utah;  Director,
                             SkyWest, Inc.

Grant R. Caldwell(1)         Retired,  former Partner,  KMG Main Hurdman,  Salt     1993         2002       75
                             Lake City, Utah.

Roger B. Porter(1, 3)        IBM Professor of Business and Government,  Harvard     1993         2001       53
                             University;   Assistant  to  the   President   for
                             Domestic  and Economic  Affairs,  The White House,
                             1989-1992;  Director, National Life Insurance Co.,
                             Rightchoice     Managed    Care    Inc.,    Pactiv
                             Corporation, and Tenneco Automotive, Inc.

L.E. Simmons(4, 5)           President,  SCF  Partners,  L.P.  (Private  Equity     1978         2001       53
                             Investment Management),  Houston, Texas; Chairman,
                             Tuboscope, Inc.

Roy W. Simmons(2, 4)         Chairman  of the  Company;  Member of the Board of     1961         2002       84
                             Directors of Zions First National Bank.

Shelley Thomas(4)            Consultant;     Senior    Vice     President    of     1998         2002       48
                             Communications  and  Public  Affairs,   Salt  Lake
                             Organizing  Committee for the Olympic Winter Games
                             of  2002,  1997-2000;  Vice  President  of  Public
                             Affairs,   Smith's  Food  &  Drug  Centers,  Inc.,
                             1990-1997.

I.J. Wagner(1, 2)            President,   The   Keystone   Company   (Corporate     1965         2001       84
                             Investments), Salt Lake City, Utah.

1 Member of the Audit Committee                    4 Member of the Credit Review/Compliance Committee
2 Member of the Executive Committee                5 Son of Roy W. Simmons
3 Member of the Executive Compensation Committee

                            COMPENSATION OF DIRECTORS

     The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Non-Employee directors are also granted non-qualified stock options annually. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

     The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held nine meetings during the fiscal year ending December 31, 1999. Of the Board's four standing committees, the Executive Committee met once, the Audit Committee met seven times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met three times during the fiscal year ending December 31, 1999. Membership in these committees is indicated above in the listing of directors. Average attendance at Board and committee meetings held during the year was 99%. The Company has no nominating committee and no other established committee acts in that capacity.

     The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

     The Audit Committee reviews and discusses the plan for, and results of, the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

     The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

     The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished with respect to certain of the executive officers of the Company.



Individual                  Principal Occupation During Past Five Years(2)                   Officer Since    Age
----------                  ----------------------------------------------                   -------------    ---

Roy W. Simmons(1)           Chairman of the Company; Member of the Board of Directors of         1961          84
                            Zions First National Bank; prior to January 1998, Chairman of
                            Zions First National Bank.

Harris H. Simmons(1)        President and Chief Executive Officer of the Company;                1981         45
                            Chairman of Zions First National Bank; Director, Questar
                            Corporation and O.C. Tanner Co.; prior to January 1998,
                            President and Chief Executive Officer of Zions First National
                            Bank.

Bruce K. Alexander          Senior Vice President of the Company; President and Chief            2000         47
                            Executive Officer; Vectra Bank Colorado; Executive Director,
                            Denver Urban Renewal Authority, 1999-2000; Executive Vice
                            President of Bank One, 1977-1999.

A. Scott Anderson           Executive Vice President of the Company; President and Chief         1997(3)      53
                            Executive Officer of Zions First National Bank;
                            prior to January 1998, Executive Vice President of
                            Zions First National Bank.

Danne L. Buchanan           Executive Vice President of the Company; prior to March 1995,        1995         42
                            Senior Vice President and General Manager of Zions Data
                            Services Company.

Gerald J. Dent              Executive Vice President of the Company; Executive Vice              1987         58
                            President of Zions First National Bank.

Dale M. Gibbons             Executive Vice President, Chief Financial Officer and                1996         39
                            Secretary of the Company; Executive Vice President
                            and Secretary of Zions First National Bank; prior to
                            August 1996, Senior Vice President of First
                            Interstate Bancorp.

John J. Gisi                Senior Vice President of the Company; Chairman and                   1994         54
                            Chief Executive Officer of National Bank of Arizona;
                            Director, Federal Home Loan Bank of San Francisco.

James C.  Hawkanson         Senior Vice President of the Company, Managing Director  and         1998         56
                            Chief Executive Officer of The Commerce Bank of Washington.

                                       5

W. David Hemingway          Executive Vice President of the Company; Executive Vice              1997(4)      52
                            President of Zions First National Bank; Director, Federal
                            Agricultural Mortgage Corporation.

Clark B. Hinckley           Senior Vice President of the Company; prior to March 1994,           1994         52
                            President of Zions First National Bank of Arizona.

George Hofmann III          Senior Vice President of the Company; prior to April 2000,           1995         50
                            President and Chief Executive Officer of Nevada State Bank.

William E. Martin           Senior Vice President of the Company; President, Chief               2000         58
                            Executive Officer and Chairman of Nevada State Bank;
                            President and Chief Executive Officer of  Pioneer Citizens
                            Bank of Nevada, 1989-1999.

Robert G. Sarver            Executive Vice President of the Company; Chairman and Chief          1998(5)      38
                            Executive Officer of California Bank & Trust;
                            Director, Meritage Corporation and Skywest Airlines;
                            Executive Director, Southwest Value Partners,
                            1991-1999.

1 Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).
2 Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.
3    Officer of Zions First National Bank since 1990.
4    Officer of Zions First National Bank since 1977.
5    Member of the Board of Directors since 1994.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of April 12, 2000, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                                            Common Stock
Name and Address                        Type of Ownership          No. of Shares   % of Class
----------------                        -----------------          -------------   ----------
Roy W. Simmons                          Record and Beneficial        2,263,172        2.64%
     One South Main Street              Beneficial(1)                1,814,488        2.12%
     Salt Lake City, Utah 84111                                      4,077,660        4.76%

Zions First National Bank               Record(2)                    4,136,300        4.83%
     One South Main Street
     Salt Lake City, Utah 84111

(1) Represents Roy W. Simmons' beneficial ownership interest in 1,814,488 shares held by a company in which Mr. Simmons serves as a director.
(2) These shares are owned of record as of April 12, 2000, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 3,254,116 shares (3.80% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 685,621 shares (0.80% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 196,563 shares (0.23% of the class) as to which Zions First National Bank does not have or share voting power.

     Set forth below is the beneficial ownership, as of April 12, 2000, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.

                                  No. of Shares         % of
  Directors                     Beneficially Owned       Class
  ---------                     ------------------      -------
Jerry C. Atkin                       16,800                *(1)
Grant R. Caldwell                    14,700                *(1)
R. D. Cash(3)                        33,000                *(1)
Richard H. Madsen                   208,598                *(1)
Roger B. Porter(3)                   10,000                *(1)
Robert G. Sarver(3)                 532,232                *(1)
Harris H. Simmons                 2,436,376(2)          2.84
L. E. Simmons(3)                  2,140,464(2)          2.50
Roy W. Simmons(3)                 4,077,660(2)          4.76
Shelley Thomas                        1,000                *(1)
I. J. Wagner(3)                      35,000                *(1)
All directors and officers
   as a group (23 persons)        6,721,139             7.79

(1)  Immaterial percentage of ownership (Less than 2%)
(2) Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares in the Company.
(3) These individuals also own phantom stock through the Company's Deferred Compensation Plan for Directors which are not included in the above totals. The amount of phantom stock held as of December 31, 1999 was as follows:
     Mr. Cash, 24,748 shares; Mr. Porter, 9,405 shares; Mr. Sarver, 3,811 shares; Mr. L.E. Simmons, 6,024 shares; Mr. Roy Simmons, 21,326 shares; and Mr. Wagner, 2,964 shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1999 through December 31, 1999, its officers and directors were in compliance with all applicable filing requirements, except that Messrs. W. David Hemingway and Harris Simmons filed a late report on options exercised, Mr. Nolan Bellon filed a late report on shares sold, and Mr. I.J. Wagner filed a late report on shares gifted.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1999, 1998 and 1997 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1999.

Summary Compensation Table

                                                                                Long-term
                                                       Annual                  Compensation
                                                    Compensation(4)               Awards
                                                 --------------------     -------------------------
                                                                          Value-       Securities         All Other
                                                    Salary    Bonus       Sharing      Underlying       Compensation
Name and Principal Position           Year       ($)(5)(6)  ($)(6)(7)     ($)(8)      Options(#)(9)    ($)(6)(10)(11)(12)
---------------------------           ----       ---------  ---------     ------      -------------    ------------------
Harris H. Simmons                     1999         450,000          0(1)     271,830          36,000        113,331
     President and Chief Executive    1998         434,101    255,000        258,300          36,000         67,672
     Officer, Zions Bancorporation    1997         385,563    235,000        189,150          40,000         54,093



Robert Sarver(2)                      1999         408,000    200,000              0           3,900             30
     Chairman and                     1998         125,231     75,000              0          15,000              0
     Chief Executive Officer,         1997               0          0              0               0              0
     California Bank & Trust



A. Scott Anderson                     1999         301,231    130,000        191,675          24,000         32,787
     President and                    1998         255,000    115,000        175,275          24,000         31,186
     Chief Executive Officer,         1997         207,101    110,000        138,225          20,000         27,600
     Zions First National Bank



Dale M. Gibbons(3)                    1999         230,000    150,000        103,000          22,000         16,928
     Executive Vice President and     1998         214,140    115,000         40,000          22,000         11,097
     Chief Financial Officer,         1997         174,716     90,000              0          12,000              0
     Zions Bancorporation



John J. Gisi                          1999         242,923    125,000        174,250          16,000         20,361
     Chairman and Chief Executive     1998         242,550    125,000        147,600          16,000         53,495
     Officer,                         1997         242,925    110,000              0          18,000         17,762
     National Bank of Arizona

(1) For 1999, Mr. Simmons, requested that the Executive Compensation Committee not consider him for a performance bonus in light of the uncertainties and risks which developed with respect to the Company's proposed merger with First Security Corporation.
(2) Mr. Sarver's employment by the Company commenced October 1998. He has served as a Director of the Company since 1994.
(3)  Mr. Gibbons' employment with the Company commenced August 1996.
(4) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.

(5) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.
(6) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1999, 1998 and 1997 were as follows, respectively: Mr. Simmons, $5,000, $5,000 and $4,701; Mr. Sarver, $0, $0, and $0; Mr.
     Anderson, $1,124, $6,000 and $5,826; Mr. Gibbons, $6,000, $6,000 and $0;
     Mr. Gisi, $6,000, $6,000 and $6,000.
(7) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(8) Awards shown do not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. For each of the persons named above, the amounts accrued for 1999, 1998 and 1997 were as follows, respectively:
     Mr. Simmons, $264,581, $208,193 and $390,073; Mr. Sarver, (see note #1, page 12); Mr. Anderson, $189,571, $148,876 and $273,705; Mr. Gibbons
     $178,105, $142,253 and $0; Mr. Gisi, $165,558, $133,045 and $245,703. See
     "Long Term Incentive Compensation Plan" that follows.
(9) Options shown were issued under the Company's Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in six years.
(10) Includes amounts accrued under
     the Company's Supplemental Executive Retirement Plan (SERP). For additional details regarding the SERP, please see page 13. For each of the persons named above, the amounts accrued for 1999, 1998 and 1997 were as follows, respectively: Mr. Simmons, $108,331, $60,554 and $45,810; Mr. Sarver, $30,
     $0, and $0; Mr. Anderson, $31,663, $23,068 and $18,192; Mr. Gibbons,
     $10,928, $2,979 and $0; and Mr. Gisi, $14,361, $45,377 and $8,180.
(11) Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.
(12) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1999, 1998 and 1997 were as follows, respectively: Mr. Simmons, $0, $2,118 and $3,582; Mr. Sarver, $0, $0, and $0; Mr. Anderson, $0, $2,118, and $3,582; Mr. Gibbons, $0, $2,118; and Mr.
     Gisi, $0, $2,118 and $3,582. In 1999, the Company terminated this Profit Sharing Plan and no further contributions are contemplated.

Stock Option Grants in Fiscal Year 1999

     The following table shows the number of shares with respect to which options were granted during 1999 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.


                                                                                  Potential Realizable Value at
                                                                                  Assumed Annual Rates of Stock
                                                                                     Price Appreciation for
                                    Individual Grants                                    Option Term(1)
                                     --------------                                   ---------------------
                                       % of Total
                                        Options
                         Options       Granted to       Exercise
                         Granted       Employees         Price       Expiration
       Name               (#)(2)     in Fiscal Year      ($/Sh)         Date          5% ($)      10% ($)
       ----               ------     --------------      ------      ----------      -------     ---------

Harris H. Simmons        36,000          4.66          69.125       04-22-2005      846,328     1,920,030
Robert Sarver             3,900          0.51          69.125       04-22-2005       91,686       208,003
A. Scott Anderson        24,000          3.11          69.125       04-22-2005      564,219     1,280,020
Dale M. Gibbons          22,000          2.85          69.125       04-22-2005      517,200     1,173,351
John J. Gisi             16,000          2.07          69.125       04-22-2005      376,146       853,346

(1) Potential unrealized value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) The Company's Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1999 have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, non-qualified options were granted to each non-employee director as of April 1999. Each grant is an option to purchase 4,000 shares at $69.125 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 1999 options expire on April 22, 2009.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1999, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.


                              Shares                            Number of
                             Acquired                       Shares Underlying         Value of Unexercised
                               Upon                            Unexercised                    In-the-
                              Option         Value               Options                   Money Options
      Name                  Exercise(#)   Realized($)        at 12-31-99(#)(1)           At 12-31-00($)(2)
      ----                  -----------   -----------        -----------------      -------------------------
                                                                          Not                         Not
                                                         Exercisable  Exercisable   Exercisable   Exercisable
                                                         -----------  -----------   -----------   -----------
Harris H. Simmons              35,000      1,951,406       49,000        88,000       1,518,531     699,875
Robert Sarver                       -              -       10,750        16,150         289,391     110,666
A. Scott Anderson                   -              -       33,000        55,000       1,793,313     358,938
Dale M. Gibbons                     -              -       17,500        46,500         450,656      82,719
John J. Gisi                   16,500        704,247            0        40,000               0     346,125

(1) Of the shares shown as underlying unexercised options for Mr. Sarver, a total of 7,000 exercisable and 1,000 not exercisable represent nonqualified options received in 1996 and 1997 as a Director of the Company.
(2) Potential unrealized value is (i) the fair market value at fiscal 1999 year-end ($59.1875) less the option exercise price, times (ii) the number of shares.

Long Term Executive Incentive Compensation Plan

     The following table sets forth certain information regarding awards made in 1999 pursuant to the Company's Senior Management Long Term Executive Incentive Compensation Plan (Value Sharing Plan). This Plan is intended to encourage the creation of long-term shareholder value by providing cash bonuses to certain officers of the Company if certain objective performance criteria are achieved. The Value Sharing Plan is administered by the Executive Compensation Committee, which is comprised entirely of outside directors as defined under Section 162(m) of the Internal Revenue Code. The Committee grants members of senior management units of participation in each annual Value Sharing Plan. The Value Sharing Plan is funded based upon objectively measured performance of the Company, its subsidiaries, or business segments. Distributions under the Plan are determined by allocating the award fund among the holders of units of participation in the Plan in proportion to the number of units held by the participant. The size of each award fund is determined according to a formula, which uses the Company's aggregate earnings per share ("EPS") over the award period, with an adjustment based upon the Company's average return on equity ("ROE") over the same period. Both the aggregate EPS and average ROE numbers are adjusted to exclude the effects of goodwill and certain merger-related expenses. Relatively higher levels of EPS and ROE will make the award fund larger. The Plan also provides for other factors to be considered in determining the size of the award fund, e.g., pre-tax earnings of subsidiaries or shareholder value added. Different performance criteria may be applied to Plan participants, depending upon their area of responsibility. The Committee may also curtail the award fund, or the participation of any employee, in its sole discretion. In any case, no single award to an employee may exceed $3 million. An additional award fund is anticipated to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the Plan's inception.

     The award fund established in 1999 ranged in amount from $0 for an adjusted EPS growth rate of 4% annually over the four years beginning in 1999, to a maximum of $18,216,000, corresponding to an adjusted EPS growth rate of 25% annually for such period. The award fund will then be adjusted by a factor determined by the average adjusted ROE for the period. If the average adjusted ROE is less than 16%, the award adjustment factor will be 0, and there will be no amounts paid under the Plan. If the average adjusted ROE is between 16% and 19%, the factor will be 1. The award adjustment factor will increase to a maximum of 1.33 at average adjusted ROE levels of 25% and above. Accordingly, the maximum aggregate of all payments possible under the 1999 award fund is $24,227,000. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

     Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the Plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1998 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); Example #1 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 9% (as to which there can be no assurance) and the average adjusted ROE is 15% (also as to which there can be no assurance); Example #2 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 15% (as to which there can be no assurance) and the average adjusted ROE is 25% (also as to which there can be no assurance); the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established in 1999.


                                                              Estimated Future Payout
                                                               of Value Sharing Plan
                                                     -----------------------------------------
                         Number of      Performance             Example    Example
                        Performance    Period Until  Threshold    #1         #2       Maximum
Name                       Units          Payout        ($)       ($)        ($)        ($)
----                    -----------    ------------  ---------  -------    --------  ---------
Harris H. Simmons         12,500         4 Years          0     81,413     514,513   1,316,688
Robert Sarver(1)
A. Scott Anderson          9,000         4 Years          0     58,617     370,449     948,015
Dale M. Gibbons            9,250         4 Years          0     60,245     380,739     974,349
John J. Gisi               7,500         4 Years          0     48,848     308,708     790,013

(1) Mr. Sarver did not receive participation units for the 1999 through 2002 Value Sharing Plan. However, he does participate in a long-term incentive compensation program for certain California Bank & Trust employees. This program recognizes some of the unique challenges posed in successfully integrating Grossmont Bank, First Pacific National Bank and The Sumitomo Bank of California. As such, it provides for a potentially larger award to participants than the Value Sharing Plan if robust earnings are achieved. Specifically, if California Bank & Trust's aggregate operating earnings before taxes, provision and goodwill amortization from 1999 through 2002 are below $336 million, at $536 million, or above $596 million, Mr. Sarver would receive an award of $0, $1,501,725, or $3,000,000, respectively. The Executive Compensation Committee may reduce any award for asset quality deterioration or for any other reason in its sole discretion.

Retirement Plan

     The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a cash balance defined benefit plan. It provides a lump sum at retirement for participating employees according to a formula which takes into account an employee's age and annual compensation. Compensation for these purposes includes salary, bonuses and payouts under incentive plans.

     For each year of credited service, cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below. Annual interest credits are based on the GATT 30-year bond rate (5.25% for 1999).


              AGE                         PAY CREDIT
              Less than 30                2.25%
              30-39                       3%
              40-49                       4%
              50-54                       5.25%
              55-59                       7%
              60 or over                  9.25%


     The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, earnings for the purpose of determining benefits cannot exceed $160,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (SERP), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401. Each of the named individuals is a participant in the SERP.

     The following table illustrates the estimated annual benefits and equivalent Lump Sum Cash Balance payable under the plan at age 65 based on a combination of the basic pension plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: (1) a 6.15% annuity rate to convert the estimated age 65 cash balance to an annual amount;
(2) the November 1999 treasury bond rate of 6.15% used to calculate all future years' interest on the Cash Balance; (3) 1999 compensation increasing by 4% per year to age 65.



                                        Estimated Cash    Estimated
                                           Balance         Annual
                                          at Age 65        Benefit
                                          ----------       --------

              Harris H. Simmons           $4,185,870       $423,959
              Robert Sarver                1,999,250        202,491
              A. Scott Anderson            1,399,500        141,746
              Dale M. Gibbons              2,306,901        219,212
              John Gisi                    1,254,473        127,057

                  PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
              INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN


                           1994     1995     1996     1997     1998     1999
                          ------   ------   ------   ------   ------   ------
Zions Bancorporation      100.00   227.62   298.56   527.71   731.70   702.75
KBW 50 Index              100.00   160.16   226.58   331.21   358.63   346.18
S & P 500                 100.00   137.58   169.17   225.61   290.08   351.12

Note: Assumes $100 invested on 12-31-94 in Zions Bancorporation, the S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of all dividends on a quarterly basis.


                      [AVERAGE EQUITY GRAPH APPEARS HERE]

                          COMPENSATION COMMITTEE REPORT

             Summary of Compensation Policies for Executive Officers

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for 1999 is summarized below:

o Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Long Term Executive Incentive Compensation Plan (the "Value Sharing Plan"), supplemented by grants of stock options. The Value Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders' equity. See "Long Term Executive Incentive Compensation Plan."

o The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

o Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently for 1996). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's database. In its most recent study, the consultant selected 23 institutions with asset sizes ranging from $2.5 billion to $20.1 billion. Zions ranked in the 43rd percentile among the peer group in terms of asset size. The study indicated, based on a regression analysis, that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the Performance Graphs.

o Units of participation in the Value Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value Sharing Plan's target levels of earnings per share and return on equity for the 1999 award fund as well as the corresponding variation in size of the award fund. In 1999, as in every year since the Value Sharing Plan was first adopted, the Company's adjusted aggregate EPS and adjusted average ROE have been within ranges which, if continued throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value Sharing Plan in 1999. (See "Summary Compensation Table," n.6.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value Sharing Plan and stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

o The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value Sharing Plan.

o The Company periodically grants stock options to executives. Grants were made in April 1999. Such grants are discretionary by the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than to himself. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

Executive Compensation Committee

Jerry C. Atkin, Chairman
Richard H. Madsen
Roger B. Porter

Compensation Committee Interlocks and Insider Participation

         None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 1999, comprised less than 2% of total shareholders' equity of the Company, not including the loan to Mr. Sarver discussed below. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectibility, and are made on terms comparable to borrowings by others of similar credit risk.

     In order to provide an appropriate incentive to Robert G. Sarver, a director of Zions, to expand the Company's California banking operations and distribution network, the Company entered into an agreement with Mr. Sarver in 1998 regarding California Bank & Trust. In accordance with the terms of the agreement, the following actions were agreed to and taken:

(i) Mr. Sarver will serve as the chief executive officer of California Bank & Trust; and
(ii) The Company sold to Mr. Sarver, individually, a 2.5% minority interest in California Bank & Trust; and
(iii) The Company sold in aggregate to two limited partnerships, of which Mr. Sarver is the sole general partner, a 2.5% minority interest in California Bank & Trust.

The limited partners of the limited partnerships include, among others, individuals who are currently senior officers of California Bank & Trust. The 5% minority interest in California Bank & Trust was sold for the Company's cost basis, or approximately $33 million.

     The Company financed a portion of the purchase price paid by Mr. Sarver for the minority interest in California Bank & Trust. The Company lent to Mr. Sarver approximately $14.8 million. This loan is non-recourse to Mr. Sarver, and is secured by (i) 200,000 shares of the Company's common stock, and (ii) the 2.5% minority interest in California Bank & Trust owned by Mr. Sarver. The loan bears interest at 200 basis points over the five-year U.S. treasury rate, compounded annually and is payable at maturity in 2003. At such time, for a period of 90 days, Mr. Sarver and the limited partnerships will have the right to make the Company buy back the 5% minority interest they own in California Bank & Trust for the value as determined by appraisal.

     A company controlled by Mr. Sarver owns a jet aircraft that is used by him as well as other employees of California Bank & Trust and the Company. This company is reimbursed at commercial coach fares for such usage, which aggregated to $62,075 for 1999. The Company believes that the costs to operate the aircraft, which are borne by Mr. Sarver's company, are substantially greater than the coach fare reimbursement provided.

                   PROPOSAL TO AMEND THE ZIONS BANCORPORATION
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                  (Proposal 2)

     The Company's Key Employee Incentive Stock Option Plan (the "Plan"), was adopted on December 28, 1981, by the Board of Directors of the Company and approved on April 28, 1982, by the shareholders of the Company. The Plan was amended by the Company's shareholders on April 27, 1990, April 28, 1995 and April 24, 1998. The proposed amendment to the Plan would automatically make available for options under the Plan, in any one calendar year, two percent (2%) of the issued and outstanding shares of the Company's common stock as of the first day of each calendar year for which the Plan is in effect. Any shares of common stock available in any year using the two percent (2%) formula that are not granted under the Plan will be available for use under the terms of the Plan in subsequent years. The common stock available for issuance under the Plan pursuant to the two percent (2%) per year formula will not include common stock which the Company is now or may become obligated to issue as a result of an acquisition, merger or reorganization involving the Company. The exact wording of the proposed amendment is set forth below.

     The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to key employees of the Company and its subsidiaries who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company or a subsidiary and to encourage key employees to acquire a proprietary interest in the Company, to continue employment with the Company or a subsidiary, and to render superior performance during such employment.

     The Plan will expire on April 28, 2005, unless extended by approval of the shareholders. Currently, the aggregate number of common shares with respect to which options can be granted under the Plan cannot exceed one percent (1%) of the issued and outstanding shares of the Company's common stock as of the first day of each calendar year for which the Plan is in effect.

     The Board of Directors believes it would be in the best interests of the Company and its shareholders to amend the Plan to increase the aggregate number of shares available under the Plan from 1% to 2% annually. The amendment will provide the Company with more latitude to award equity-based compensation when appropriate to attract and retain key personnel.

     It is proposed that Paragraph 1.3(a) of the Plan be amended to read in its entirety as follows:

                1.3  Aggregate Limitation

                           (a) The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan on an annual basis shall not exceed two percent (2%) of the issued and outstanding shares of Common Stock as of the first day of each calendar year for which the Plan is in effect, subject to adjustment in accordance with Section 3.1. Any shares available in any year using this formula that are not granted under this Plan will be available for use in subsequent years.

     The Board of Directors recommends that the shareholders vote FOR the above proposal.

                                 OTHER BUSINESS

     Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

     Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders must be delivered to the Secretary of the Company at least 120 days prior to the date of the meeting. The notice of a proposal must contain the following items:

     o    The shareholder's name, address, and stock ownership of the Company,
     o    The text of the proposal to be presented,
     o A brief written statement of the reasons why such shareholder favors the proposal, and o Any material interest of such shareholder in the proposal.

     The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

     o    The shareholder's name, address, and stock ownership of the Company,
     o    The name of the person to be nominated,
     o The name, age, business address, residential address, and principal occupation or employment of each nominee,
     o The nominee's signed consent to serve as a director of the Company, if elected,
     o    The number of shares of the Company's stock owned by each nominee,
     o A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and
     o Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the Securities and Exchange Commission.

     A copy of the Company Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

                              INDEPENDENT AUDITORS

     The firm KPMG LLP, independent auditors, has audited the accounts of the Company for a number of years, including 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be able to respond to questions.

                   DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 2001 SHAREHOLDERS' MEETING

     The Company must receive proposals from shareholders on or before December 15, 2000, in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company's 2001 Annual Meeting of Shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the Securities and Exchange Commission concerning shareholder proposals.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT (FORM 10-K) FOR 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111.





















 ZIONS BANCORPORATION- ONE SOUTH MAIN, SUITE 1380 - SALT LAKE CITY, UTAH 84111 -
                                 (801) 524-4787

                              ZIONS BANCORPORATION
                                                          SOLICITED ON BEHALF OF
PROXY                                                     THE BOARD OF DIRECTORS

     The undersigned hereby appoints A. SCOTT ANDERSON, DALE M. GIBBONS and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporaiton at the Annual Shareholders' Meeting to be held on May 26, 2000 and at all adjournments thereof upon the matters listed below.

1.   To elect Directors

     All nominees listed below (except as marked to the contrary)

                                             FOR / /   WITHHOLD AUTHORITY / /

     INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:

      R.D. Cash    Richard H. Madsen   Robert G. Sarver   Harris H. Simmons

2. To approve the amendments to the Zions Bancorporation Key Employee Incentive Stock Option Plan.

                                             FOR / /  AGAINST / /  ABSTAIN / /

3.   To transact any other business as may properly come before the meeting.

                                         AUTHORITY / /  WITHHOLD AUTHORITY / /

     UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSAL 2 and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

                                                   -----------------------------

 Dated ____________, 2000.                         -----------------------------
                                                   Please sign exactly as name
                                                   appears on reverse side.